UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2011

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400
Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    The Compensation Committee of the Board of Directors (the “Compensation Committee”) of POZEN Inc. (the “Company”), as part of the Company’s initiative to retain, award and incentivize its employees, approved the following increases to annual base salaries effective on October 1, 2011 and incentive awards for certain named executive officers of the Company as set forth below:

Name	Position	Increases to 2011 Annual Base Salary	Restricted Stock Units (1)	Stock Options (2)	Restricted Stock Units (3)
John R. Plachetka	Chairman, President and Chief Executive Officer	-	42,000	25,000	14,000

William L. Hodges	Chief Financial Office and Senior Vice President, Finance and Administration	$35,800	28,000	25,000	14,000

Elizabeth A. Cermak	Executive Vice President and Chief Commercial Officer	$25,800	28,000	25,000	14,000

Gilda M. Thomas	Senior Vice President and General Counsel	$35,700	42,000	25,000	14,000

John G. Fort	Chief Medical Officer	$15,800	28,000	25,000	14,000

Tomás Bocanegra	Executive Vice President, Development	-	-	25,000	14,000

(1)
Such restricted stock units are being issued to all employees, including executive officers, as a result of the successful defense of the challenge to the Company’s patents for Treximet® by a number of generic pharmaceutical companies, which is a significant event for the Company.  The restricted stock units vest in accordance with the following schedule: (i) one-third (1/3) immediately upon grant, (ii) one-third (1/3) on October 1, 2012, and (iii) one-third (1/3) on October 1, 2013.

(2)
These stock options are performance-based and focus on the successful completion of certain value-enhancing events for the Company’s PA32540 product candidate. Each of the stock options described above were granted on October 1, 2011 pursuant to, and subject to, the terms of the Company’s 2010 Omnibus Equity Compensation Plan (the “Equity Plan”). The stock options (i) have a ten-year term, (ii) have an exercise price equal to the closing sale price of the Company’s common stock, as reported on the NASDAQ Global Market, on the date immediately preceding the date of grant, September 30, 2011, (iii) vest in accordance with the following schedule: (a) one-third (1/3) upon the acceptance of the filing of a new drug application (the “NDA”) for PA32540, assuming the NDA filing is made prior to December 31, 2012, (b) one-third (1/3) upon first cycle NDA approval of PA32540 (otherwise 16.5% upon NDA approval after first cycle), and (c) one-third (1/3) upon execution of a significant partnering transaction for PA32540 in a major territory as determined by the Compensation Committee of the Company, in its sole discretion, at the time of such transaction, subject in each case to continued employment or service to the Company, and (iv) otherwise be granted on the same standard terms and conditions as other stock options granted pursuant to the Equity Plan.

(3)
These restricted stock units are performance-based and focus on the successful completion of certain value-enhancing events for the Company’s PA32540 product candidate. Such restricted stock units shall vest in accordance with the following schedule: (a) one-third (1/3) upon the acceptance of the filing of a new drug application (the “NDA”) for PA32540, assuming the NDA filing is made prior to December 31, 2012, (b) one-third (1/3) upon first cycle NDA approval of PA32540 (otherwise 16.5% upon NDA approval after first cycle), and (c) one-third (1/3) upon execution of a significant partnering transaction for PA32540 in a major territory as determined by the Compensation Committee of the Company, in its sole discretion, at the time of such transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  October 6, 2011